EXHIBIT 99.1

Contacts:	Jennifer Hallahan	Olivia Bellingham
	Public Relations	Investor Relations
	(631) 342-4746	(631) 342-4687
	jennifer.hallahan@ca.com	olivia.bellingham@ca.com
CA ANNOUNCES PLAN TO REPURCHASE $600 MILLION
IN COMMON STOCK IN FISCAL YEAR 2007
ISLANDIA, N.Y., March 9, 2006 — CA (NYSE:CA) today announced that its Board of Directors has authorized a $600 million common stock repurchase plan for its fiscal year 2007, beginning April 1, 2006.
“Returning money to shareholders is an important component of CA’s capital allocation strategy,” said CA CEO and President John Swainson. “We carefully consider ways to use our capital to make investments to grow our business and to return cash to our shareholders through vehicles like the stock repurchase plan we announced today.”
The stock repurchase plan calls for quarterly common stock buybacks of $150 million, or $600 million in total for fiscal year 2007. During the quarter, the regular purchases will be made in the open market or in private transactions.
About CA
CA (NYSE:CA), one of the world’s largest information technology (IT) management software companies, unifies and simplifies the management of enterprise-wide IT. Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risks and uncertainties associated with the CA deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that CA could be subject to criminal prosecution or civil penalties if it violates this agreement; the risks and uncertainties associated with the agreement that CA entered into with the Securities and Exchange Commission (“SEC”), including that CA may be subject to criminal prosecution or substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the SEC investigations, including shareholder derivative litigation; changes to the compensation plan of CA’s sales organization may encourage behavior not anticipated or intended as it is implemented; CA may encounter difficulty in successfully integrating acquired companies and products into its existing businesses; CA is subject to intense competition in product and service offerings and pricing and increased competition is expected in the future; certain software that CA uses in daily operations is licensed from third parties and thus may not be available to CA in the future, which has the potential to delay product development and production; if CA’s products do not remain compatible with ever-changing operating environments, CA could lose customers and the demand for CA’s products and services could decrease; CA’s credit ratings have been downgraded and could be downgraded further which would require CA to pay additional interest under its credit agreement and could adversely affect CA’s ability to borrow; CA has a significant amount of debt; the failure to protect CA’s intellectual property rights would weaken its competitive position; CA may become dependent upon large transactions; general economic conditions may lead CA’s customers to delay or forgo technology upgrades; the market for some or all of CA’s key product areas may not grow; third parties could claim that CA’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; if we do not adequately manage and evolve our financial reporting and managerial systems and processes, including the successful implementation of our enterprise resource planning software, our ability to manage and grow our business may be harmed; and the other factors described in CA’s Annual Report on Form 10-K/A for the year ended March 31, 2005, and any amendment thereto, and in its most recent quarterly reports filed with the SEC. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
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Copyright © 2006 CA. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies